                                                                     Exhibit J


                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the inclusion of our report dated October 19, 1998 on our audit of the statement of assets and liabilities at October 14, 1998 of Warburg, Pincus Central & Eastern Europe Fund, Inc. in the Statement of Additional Information with respect to Pre-Effective Amendment No. 2 to the Registration Statement (No. 333-60229) on Form N-1A under the Securities Act of 1933 of Warburg, Pincus Central & Eastern Europe Fund, Inc. We also consent to the reference to our Firm under the heading "Independent Accountants and Counsel" in the Statement of Additional Information.




/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 9, 1998